Exhibit 99.2
                                                                       Exhibit 1

[GMAC Mortgage LOGO]

                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards

March 21, 2006


As of and for the year ended December 31, 2005, GMAC Mortgage Corporation and its subsidiaries (the "Company") have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $350,000,000 and $100,000,000 respectively.


/s/ Jim Hillsman
-------------------------------------
Jim Hillsman
Chief Operating Officer
GMAC Residential Holding Corp


/s/ Dave Bricker
-------------------------------------
Dave Bricker
Chief Financial Officer
GMAC Residential Holding Corp


/s/ Tony Renzi
-------------------------------------
Executive Vice President,
National Servicing Administration
GMAC Residential Holding Corp